              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                       DEAN WITTER BALANCED GROWTH FUND




(A) AVERAGE ANNUAL TOTAL RETURNS (NO LOAD FUND)


(B) TOTAL RETURN (NO LOAD FUND)

                          _                                       _
                         |        ______________________ |
FORMULA:                 |       |           |
                         |  /\ n |          EV          |
         t  =            |    \  |       ------------- |  - 1
                         |     \ |           P        |
                         |      \|           |
                         |_                  _|

                             EV
        TR  =            ----------        - 1
                              P


                      t = AVERAGE ANNUAL COMPOUND RETURN
                      n = NUMBER OF YEARS
                     EV = ENDING VALUE
                      P = INITIAL INVESTMENT
                     TR = TOTAL RETURN


                                   (B)                            (A)
  $1,000          EV AS OF        TOTAL        NUMBER OF     AVERAGE ANNUAL
INVESTED - P     31-Jan-97     RETURN - TR     YEARS - n   COMPOUND RETURN - t
------------     ---------     -----------     ---------   -------------------
31-Jan-96        $1,134.40        13.44%         1.0000          13.44%

28-Mar-95        $1,385.40        38.54%         1.8480          19.29%



(C) AVERAGE ANNUAL TOTAL RETURNS (STANDARIZED COMPUTATIONS) WITHOUT WAIVER OF FEES AND ASSUMPTION OF EXPENSES.

                                                                 _
                           |        ______________________ |
FORMULA:                   |       |           |
                           |  /\ n |          EVb |
           tb =            |    \  |     -------------  |  - 1
                           |     \ |           P |
                           |      \|           |
                           |_                  _|


                     tb = AVERAGE ANNUAL COMPOUND RETURN
                          (DEDUCTION FOR EXPENSES ASSUMED BY FUND MANAGER)
                      n = NUMBER OF YEARS
                    EVb = ENDING VALUE (DEDUCTION FOR EXPENSES
                          ASSUMED BY FUND MANAGER)
                      P = INITIAL INVESTMENT


                                                   (C)
  $1,000        EVb AS OF    NUMBER OF       AVERAGE ANNUAL           TOTAL
INVESTED - P    31-Jan-97    YEARS - n    COMPOUND RETURN - tb     RETURN - TR
------------    ---------    ---------    --------------------     -----------
 28-Mar-95      $1,379.00     1.8480             18.99%                37.90%



(D)    GROWTH OF $10,000
(E)    GROWTH OF $50,000
(F)    GROWTH OF $100,000


FORMULA:    G= (TR+1)*P
            G= GROWTH OF INITIAL INVESTMENT
            P= INITIAL INVESTMENT
            TR= TOTAL RETURN SINCE INCEPTION

   $10,000         TOTAL           (D)   GROWTH OF         (E)   GROWTH OF           (F)   GROWTH OF
INVESTED - P    RETURN - TR    $10,000 INVESTMENT- G    $50,000 INVESTMENT- G     $100,000 INVESTMENT- G
------------    -----------    ---------------------    ---------------------     -----------------------
28-Mar-95        38.54              $13,854                  $69,270                     $138,540